Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 12, 2024 with respect to the consolidated financial statements of Linkage Global Inc., as of and for the years ended September 30, 2023 and 2022 in this Registration Statement on Form F-1/A and the related Prospectus of Linkage Global Inc. filed with the Securities and Exchange Commission.

/s/ TPS Thayer, LLC

Sugar Land, Texas

October 9, 2025